As filed with the Securities and Exchange Commission on August 26, 2013

Registration No. 333-117960-99

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlanticus Holdings Corporation (Exact name of registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)	58-2336689 (I.R.S. Employer Identification No.)
Five Concourse Parkway, Suite 400 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)

Atlanticus Holdings Corporation 2004 Restricted Stock Plan
(Full title of the plan)

J.Paul Whitehead, III
Chief Financial Officer
Five Concourse Parkway, Suite 400
Atlanta, Georgia 30328
(770) 828-2000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

W. Brinkley Dickerson, Jr.
Paul Davis Fancher
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Explanatory Note

This Post-Effective Amendment No. 2 is being filed by Atlanticus Holdings Corporation (the “Company”) to deregister unissued shares of the Company’s common stock, no par value (the “Common Stock”), registered for issuance under the 2004 Restricted Stock Plan (the “Plan”), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 5, 2004 (the “Original Registration Statement”) by CompuCredit Corporation (“CompuCredit”).

On August 12, 2009, the Company filed Post-Effective Amendment No. 1 to the Original Registration Statement pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the holding company reorganization (the “Reorganization”) of CompuCredit. The Reorganization was completed on June 30, 2009 and was effected through a merger pursuant to the Agreement and Plan of Merger, dated as of June 2, 2009, by and among the Company, CompuCredit and CompuCredit Merger Sub, Inc. As a result of the Reorganization, CompuCredit became a wholly owned subsidiary of the Company, and the Company became the successor issuer to CompuCredit pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Reorganization, each outstanding share of common stock of CompuCredit was converted automatically into one share of common stock of the Company. In connection with the Reorganization, the Company assumed the Plan and all of the outstanding equity awards under the Plan. In accordance with Rule 414, the Company, as the successor issuer, adopted the Original Registration Statement as its own for all purposes of the Securities Act and the Exchange Act.

The Company hereby removes from registration the shares of Common Stock that were not issued under the Plan.

Item 8.        Exhibits.

Exhibit Number	Description of Exhibit
24	Power of Attorney (included on signature page of the Form S-8 filed by CompuCredit Corporation with the Securities and Exchange Commission on August 5, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on August 26, 2013.

Atlanticus Holdings Corporation

By: /s/ J.Paul Whitehead, III
Name: J.Paul Whitehead, III
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on August 26, 2013.

Signature	Title
* David G. Hanna	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ J.Paul Whitehead, III J.Paul Whitehead, III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Richard R. House, Jr.	Director
Deal W. Hudson	Director
* Mack F. Mattingly	Director
* Thomas G. Rosencrants	Director

*By:    /s/ Rohit H. Kirpalani
Rohit H. Kirpalani
Attorney-In-Fact

Exhibit Index

Filed
Exhibit No.	Description	Herewith	By Reference
24	Power of Attorney (included on signature page of the Form S-8 filed by CompuCredit Corporation with the Securities and Exchange Commission on August 5, 2004)		X